EXHIBIT 3.1

                     MEMORANDUM OF ASSOCIATION, AS AMENDED



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                             BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                  (C.A.P. 291)

                                    --------

                            MEMORANDUM OF ASSOCIATION

                                       OF

                             TITANIUM GROUP LIMITED
                                [name in Chinese]
                                 (the "Company")

1.       The Name of the Company is Titanium Group Limited

2. The Registered Office of the Company is Akara Bldg., 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands or such other place within the British Virgin Islands as the directors may from time to time determine.

3. The Registered Agent of the Company is Mossack Fonseca & Co. (B.V.I.) Ltd., P.O. Box 3136, Road Town, Tortola, British Virgin Islands or such other person or company being a person or company entitled to act as a Registered Agent as the directors may from time to time determine.

4.       The objects for which the Company is established are:

         (a) To carry on the business of an investment company and for that purpose to acquire and hold either in the name of the Company or in that of any nominee share stocks, debentures, debenture stocks, bonds, notes, obligations or securities.

         (b) To acquire any such share stocks, debentures, debenture stocks, bonds, notes, obligations or securities by original subscription, contract, tender, purchase, exchange underwriting or otherwise and to subscribe for the same subject to such terms and conditions (if any) as may be thought fit.

         (c) To exercise and enforce all rights and powers conferred by or incident to the ownership of any such share stock obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof and to provide managerial and other executive supervisory and consultancy services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

         (d) To buy, own, hold, subdivide, lease, sell, rent, prepare building sites, construct, reconstruct, alter, improve, decorate, furnish, operate, maintain, reclaim or otherwise deal with and/or develop land and buildings and otherwise deal in real estate in all its branches, to make advances upon the security of land or houses or other property or any interest therein, and whether erected or in course of erection and whether on first mortgage or charge or subject to a prior mortgage or mortgages or charge or charges, and to develop land and buildings as may seem expedient but without prejudice to the generality of the foregoing.

         (e) To carry on the business of traders and merchants of any kind, nature or description, and the sale or rendering of related products and services, and the employment of the necessary personnel therefor.

         (f)      Without   prejudice   to  the  generality  of  the   foregoing
                  paragraphs: to carry on the business of franchising to purchase, sell, exchange, lease, manage, hold, trade, invest in all kinds of movable or immovable property, merchandise, commodities, effects, products, services of any kind, nature or description, to carry on any type of commercial or financial operation to receive and/or pay royalties, commissions and other income or outgoings of any kind, to purchase, construct, charter, own, operate, manage, administer transport vessels of any kind and the appurtenances and related services and agencies, to sell or render related services and employ the necessary personnel therefor.

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         (g)      To  buy,  sell,  underwrite, invest  in, exchange or otherwise acquire, and to hold, manage, develop, deal with and turn to account any bonds, debentures, shares (whether fully paid or not), stock options, commodities, futures, forward contracts, notes or securities of governments, states, municipalities, public authorities or public or private limited or unlimited companies in any part of the world, precious metals, gems, works of art and other articles of value, and whether on a cash or margin basis and including short sales, and to lend money against the security of any of the aforementioned property.

         (h) To borrow or raise money from, but not restricted to, banks by the issue of debentures, debenture stock (perpetual or terminable), bonds, mortgages, or any other securities founded or based upon all or any of the assets or property of the Company or without any such security and upon such terms as to priority or otherwise as the Company shall think fit.

         (i) To engage in any other business or businesses whatsoever, or in any act or activity, which are not prohibited under any law for the time being in force in the British Virgin Islands.

         (j) To do all such other things as are incidental to, or the Company may think conducive to, the attainment of all or any of the above objects.

         And it is hereby declared that the intention is that each of the objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be an independent main object and be in nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

5.       The Company has no power to:

         (a) carry on business with persons resident in the British Virgin Islands;

         (b) own an interest in real property situate in the British Virgin Islands, other than a lease referred to in paragraph (e) of subsection (2);

         (c) carry on banking or trust business, unless it is licensed under the Banks and Trust Companies Act, 1990;

         (d) carry on business as an insurance or reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorising it to carry on that business;

         (e) carry on the business of company management unless it is licensed under the Company Management Act, 1990, or

         (f) carry on the business of providing the Registered Office or the Registered Agent for companies incorporated in the British Virgin Islands.

         Paragraph (e) of subsection (2) set out in paragraph 5(b) above refers to section 5 of the International Business Companies Act (CAP.291). According to paragraph (e) of subsection (2), an International Business Company shall not be treated as carrying on business with persons resident in the British Virgin Islands by reason that it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained..

         The Company Management Act, 1990 referred to in paragraph 5(e) above governs company management activities carried out in or from within the British Virgin Islands only.

6. The shares in the Company shall be issued in the currency of the United States of America.

7. The authorised capital of the Company is US$1,000,000.00 divided into 100,000,000 shares with a par value of US$0.01 each. The directors are duly empowered to issue shares as registered shares only.

8. The shares shall be divided into such number of classes and series as the directors shall by resolution from time to time determine and until so divided shall comprise one class and series.

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9.       The directors  shall by resolution have the power to issue any class or series of shares that the Company is authorised to issue in its capital, original or increased, with or subject to any designations,
         powers,   preferences,   rights,   qualifications,    limitations   and
         restrictions.

10.      The liability of members of the Company is limited.

11. The Company may by resolution of its members or of its directors, amend or modify any of the conditions contained in this Memorandum of Association and increase or reduce the authorised capital of the Company in any way which may be permitted by law.

We, MOSSACK, FONSECA & CO. (B.V.I.) LTD., of P. O. Box 3136, Road Town, Tortola, British Virgin Islands for the purpose of Incorporating an International Business Company under the laws of the British Virgin Islands hereby subscribe our name to this Memorandum of Association.

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                   NAME, ADDRESS AND DESCRIPTION OF SUBSCRIBER

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MOSSACK FONSECA & CO. (B.V.I.) LTD.
Akara Bldg.
24 De Castro Street
Wickhams Cay 1
Road Town, Tortola
British Virgin Islands

                                            SGD. DESIREE CHALWELL
                                       -----------------------------------------
Trust Company                                  Assistant Secretary
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DATED this 17th day of May, 2004.

WITNESS to the above signatue:

                                            SGD. SHARMINE PICKERING
                                        ----------------------------------------
                                         Sharmine Pickering
                                         Wickhams Cay 1
                                         Road Town, Tortola
                                         British Virgin Islands

                                         Secretary